As filed with the Securities and Exchange Commission on July 29, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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ROYCE GLOBAL VALUE TRUST, INC.
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FOR IMMEDIATE RELEASE

Royce Global Value Trust, Inc. Announces Postponement of Special Meeting of Stockholders

NEW YORK – July, 28, 2020 – Royce Global Value Trust, Inc. (NYSE: RGT) (the “Fund”) today announced that its Special Meeting of Stockholders (the “Meeting”) has been postponed in order to solicit additional stockholder votes. The Meeting, which was previously scheduled to be held on Tuesday, July 29, 2020 at 3:30 p.m. Eastern Time, will now take place on Thursday, August 27, 2020 at 3:30 p.m. Eastern Time. As previously announced, due to the continuing public health impact of the COVID-19 pandemic and to support the health and safety of the Fund’s stockholders, the Meeting will be held in a virtual meeting format.

The Meeting is being held to approve a new investment advisory agreement with Royce Investment Partners (“Royce”)[1], the Fund’s investment manager. The Board of Directors of the Fund recommends stockholders vote “FOR” to approve the relevant new agreement. Approval of the new agreement will enable Royce to continue to manage the Fund and execute the strategy that has delivered impressive relative performance for stockholders. The two leading proxy advisory firms, Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co. (“Glass Lewis”), have also recognized the Fund’s outperformance relative to its peers and the benefits of approving the new investment advisory agreement, and have therefore recommended stockholders vote “FOR” the approval of the new agreement. Each vote is important, regardless of the number of shares owned, and not voting has the same effect as voting against the new agreement.

The Meeting will be held at the following website: http://www.meetingcenter.io/249551845. To participate in the Meeting for Royce Global Value Trust, Inc., Fund stockholders must enter the following password: RGVT2020. Stockholders of the Fund must also enter the control number that appears on the WHITE proxy card that they previously received from the Fund.

The website for the Meeting will be accessible to stockholders beginning at approximately 3:30 p.m. Eastern Time on August 26, 2020. Stockholders are encouraged to access the website beginning at this time and prior to the start of the Meeting to allow ample time to log into the Meeting webcast and test the computer system, and, if planning to vote at the Meeting, to vote using the stockholder ballot being hosted on the Meeting website. Such ballot will contain instructions on how to submit votes during the Meeting, including the email address to which the completed ballot and any legal proxies should be sent. For questions relating to participation at the Meeting by remote communication, please call Computershare Fund Services (“Computershare”) toll-free at (800) 426-5523.

Stockholders who hold shares through an intermediary, such as a bank or broker, must register in advance to attend the Meeting. To register, stockholders must submit proof of their proxy power (legal proxy) reflecting their Fund holdings, along with their name and email address to Computershare. Stockholders may forward an email from their intermediary or send an image of their legal proxy to shareholdermeetings@computershare.com. Requests for registration must be received no later than 3:30 p.m. Eastern Time on August 24, 2020. Stockholders will receive a confirmation email from Computershare of the stockholder’s registration and a control number that will allow the stockholder to vote at the Meeting.

Stockholders are not required to attend the Meeting to vote on the relevant proposal. Whether or not stockholders plan to attend the Meeting, the Fund urges stockholders to authorize a proxy to vote their shares in advance of the Meeting by one of the methods described in the Proxy Statement.

As described in the Fund’s proxy statement dated May 11, 2020 and in supplemental proxy materials previously distributed, the Board of Directors of the Fund has fixed the close of business on May 1, 2020 as the record date for determining those stockholders entitled to vote at the relevant Meeting (or any postponement or adjournment thereof).

[1] Royce & Associates, LP is a Delaware limited partnership that primarily conducts its business under the name Royce Investment Partners.

Stockholders who need assistance voting may contact the Fund’s proxy solicitor, Innisfree M&A Incorporated, by calling (877) 825-8906 (toll-free in North America). Banks and brokers may call collect at (212) 750-5833.

In connection with the Meeting, the Fund filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”). Stockholders are advised to read the Fund’s Proxy Statement in full because it contains important information. The Proxy Statement is available on the Internet at http://www.ReadOurMaterials.com/rgt. The WHITE proxy card included with the proxy materials that were previously distributed to stockholders will not be updated to reflect the change in location, date, or time, but may continue to be used by stockholders to vote their shares in connection with the Meeting. The Proxy Statement and other documents filed by the Fund are also available for free on the SEC’s website at http://www.sec.gov.

As previously announced, the Meeting is being held in connection with the pending “change of control” that will take effect upon completion of Franklin Resources, Inc.’s acquisition of Legg Mason Inc., Royce’s current indirect corporate parent. The consummation of such transaction, which is currently expected to occur on July 31, 2020, will cause the Fund’s current investment advisory agreement (referred to herein as the “Current Agreement”) to terminate in accordance with its terms as required by applicable law. Because the Fund’s stockholders will not yet have approved a new investment advisory agreement prior to the expected completion of the transaction, an interim investment advisory agreement between Royce and the Fund (the “Interim Agreement”) will go into effect upon the closing of the transaction. The Interim Agreement, which was previously approved by the Board of Directors of the Fund (the “Board”), allows Royce to continue providing services to the Fund while stockholder approval of a new investment advisory agreement continues to be sought.

The terms and conditions of the Interim Agreement are substantially identical to those of the Current Agreement, except for the term and escrow provisions described below. The Interim Agreement will continue in effect for a term ending on the earlier of 150 days from the closing of the transaction (the “150-day period”) or when the Fund’s stockholders approve a new investment advisory agreement. Compensation earned by Royce under the Interim Agreement will be held in an interest-bearing escrow account. If the Fund’s stockholders approve a new investment advisory agreement prior to the end of the 150-day period, the amount held in the escrow account under the Interim Agreement will be paid to Royce. If the Fund’s stockholders do not approve a new investment advisory agreement prior to the end of the 150-day period, the Board will consider what further action to take consistent with its duties under applicable law, and Royce will be paid the lesser of its costs incurred in performing its services under the Interim Agreement or the total amount of the escrow account, plus interest earned. Thereafter, the Board would either negotiate a new investment advisory agreement with an advisory organization selected by the Board or make other appropriate arrangements.

Royce will continue to operate as an independent investment organization with its own brand after completion of the transaction. There are no changes planned to the management of the organization or investment teams at Royce as a result of the transaction.

About Royce Global Value Trust, Inc.

Royce Global Value Trust, Inc. is a closed-end diversified management investment company whose shares of Common Stock are listed and traded on the New York Stock Exchange. The Fund invests in both U.S. and non-U.S. common stocks (generally market caps up to $10 billion).

For further information on The Royce Funds℠, please visit our web site at: www.royceinvest.com.

Forward Looking Statement

This press release is not an offer to purchase nor a solicitation of an offer to sell shares of the Fund. This letter may contain statements regarding plans and expectations for the future that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking and can sometimes be identified by the use of words such as “plan,” “expect,” “will,” “should,” “could,” “anticipate,” “intend,” “project,” “estimate,” “guidance,” “possible,” “continue” and other similar terms and phrases, although not all forward-looking statements include these words. Such forward-looking statements are based on the current plans and expectations of each Fund, and are subject to risks and uncertainties that could cause actual results, performance and events to differ materially from those described in the forward-looking statements. Additionally, past performance is no guarantee of future results. Additional information concerning such risks and uncertainties are or will be contained in the Fund’s filings with the U.S. Securities and Exchange Commission, including the Fund’s Annual Reports to Stockholders on Form N-CSR, for the year ended December 31, 2019, and subsequent filings with the Commission. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. The Fund does not undertake any responsibility to update publicly or revise any forward-looking statement.

Media Contact

Joele Frank, Wilkinson Brimmer Katcher

Lucas Pers

212-355-4449